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                                    EXHIBIT 1

                     ACTION OF TRUSTEES UNDER CITY INVESTING
                       COMPANY LIQUIDATING TRUST AGREEMENT


THE UNDERSIGNED, TRUSTEES UNDER THE CITY INVESTING COMPANY LIQUIDATING TRUST AGREEMENT (THE "TRUST AGREEMENT") DATED SEPTEMBER 25, 1985, BY AND BETWEEN CITY INVESTING COMPANY AND THE UNDERSIGNED, HEREBY TAKE THE FOLLOWING ACTION PURSUANT TO SECTION 6.2 (Q) OF THE TRUST AGREEMENT:

RESOLVED THAT, BECAUSE CONTINGENT LIABILITIES CANNOT BE RESOLVED PRIOR TO SEPTEMBER 25, 2000, THE EXISTENCE OF THE TRUST IS HEREBY EXTENDED UNTIL THE EARLIER OF (A) THE COMPLETE DISTRIBUTION OF THE TRUST ESTATE OR (B) SEPTEMBER 25, 2001, UNLESS AN EARLIER TERMINATION IS REQUIRED BY THE APPLICABLE LAWS OF THE STATE OF DELAWARE OR BY THE ACTION OF THE BENEFICIARIES AS PROVIDED IN
SECTION 4.2 OF THE TRUST AGREEMENT OR A LATER TERMINATION IS REQUIRED BY THE TRUSTEES PURSUANT TO SECTION 6.2 (Q) OF THE TRUST AGREEMENT.

IN WITNESS WHEREOF, THE UNDERSIGNED HAVE CAUSED THIS ACTION TO BE TAKEN AS OF THE 17TH DAY OF JULY OF 2000.



                                       _________________________________________
                                       GEO. T. SCHARFFENBERGER
                                                TRUSTEE


                                       _________________________________________
                                       EBEN W. PYNE
                                         TRUSTEE


                                       _________________________________________
                                       LESTER J. MANTELL
                                            TRUSTEE